SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT - May 23, 2019
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.    Emerging growth company ❑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ❑

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2019, the stockholders of AK Steel Holding Corporation (the “Company”) approved the 2019 Omnibus Supplemental Incentive Plan (“2019 Plan”) at the 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”).  Previously, on March 21, 2019, upon recommendation from the Management Development and Compensation Committee (the “Committee”), the Board of Directors (the “Board”) of the Company approved the 2019 Plan, subject to stockholder approval. The 2019 Plan provides the Board with the means for granting various types of equity-based awards and performance awards to Executive Officers, key employees, and non-employee Directors of the Company and its operating subsidiaries and affiliates.

The principal purpose of awards under the 2019 Plan is to enhance the commonality of interests between Management team members and the Company’s stockholders by linking compensation to Company performance and to appreciation in the market price of the Company’s common stock. Grants also are intended to encourage Executive Officers and other key members of Management to remain employed with the Company and contribute to its performance by (1) restricting their ability to benefit from a grant until it vests and/or is earned based upon performance, and (2) giving them an incentive to make meaningful contributions to the Company’s business performance by linking the value of the awards they do receive to that business performance. The 2019 Plan is intended to facilitate the ability of the Committee to plan for and make equity-based and other awards to achieve these goals, while also complying with good governance practices with respect to such awards.

For additional detail concerning the terms and conditions of the 2019 Plan, please refer to the discussion in the Company’s Proxy Statement for the 2019 Annual Meeting, as filed with the Securities and Exchange Commission on April 10, 2019 (the “2019 Proxy Statement”), under the caption “Approval of the 2019 Omnibus Supplemental Incentive Plan.”

The foregoing description of the 2019 Plan and the discussion of the terms and conditions of the 2019 Plan contained in the 2019 Proxy Statement are both qualified in their entirety by reference to the full text of the 2019 Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 23, 2019, the Company held its 2019 Annual Meeting of Stockholders. Each proposal subject to a vote at the 2019 Annual Meeting was described in detail in the Company’s 2019 Proxy Statement. With respect to each of the proposals, the Company’s stockholders voted as indicated below.

1.	Election of Directors (Proposal No. 1): Stockholders re-elected each of the following Directors:

	For	Against	Abstentions	Broker Non-Votes

Dennis C. Cuneo	116,546,167	6,804,041	6,966,173	140,716,819
Sheri H. Edison	117,211,366	6,164,756	6,940,259	140,716,819
Mark G. Essig	120,002,197	5,337,087	4,977,097	140,716,819
William K. Gerber	117,232,442	6,105,829	6,978,110	140,716,819
Gregory B. Kenny	117,508,242	5,817,413	6,990,726	140,716,819
Ralph S. Michael, III	116,414,027	6,913,787	6,988,567	140,716,819
Roger K. Newport	118,154,463	5,406,732	6,755,186	140,716,819
Dwayne A. Wilson	117,465,781	5,851,149	6,999,451	140,716,819
Vicente Wright	118,170,317	5,145,303	7,000,761	140,716,819
Arlene M. Yocum	118,015,403	5,313,277	6,987,701	140,716,819

2.
Ratification of independent registered public accounting firm (Proposal No. 2): Stockholders ratified the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019.

For	Against	Abstentions
242,123,291	10,135,152	18,774,757

3.	Advisory vote on Named Executive Officer compensation (Proposal No. 3): Stockholders approved the resolution to approve the compensation of the Named Executive Officers.

For	Against	Abstentions	Broker Non-Votes
113,628,191	9,373,477	7,314,713	140,716,819

4.	Approval of the 2019 Omnibus Supplemental Incentive Plan (Proposal No. 4): Stockholders approved the 2019 Omnibus Supplemental Incentive Plan.

For	Against	Abstentions	Broker Non-Votes
110,725,149	12,295,182	7,296,050	140,716,819

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibit:

		10.1	AK Steel Holding Corporation 2019 Omnibus Supplemental Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

	By:	/s/ Joseph C. Alter
Joseph C. Alter
Corporate Secretary

Dated: May 28, 2019